EXHIBIT 3

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Annual Report on Form 40-F, and to the incorporation by reference in Registration Statement Nos. 333-8434, 333-12036, 333-12050, 333-13052, 333-13112, 333-13176, 333-13602, 333-13752, 333-14144, 333-110953 and 333-117922 on Form S-8 and No. 333-139359 on Form F-3 of our reports dated December 4, 2008 relating to the consolidated financial statements of Royal Bank of Canada (which report on the financial statements expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference relating to changes in accounting principles) and the effectiveness of Royal Bank of Canada’s internal control over financial reporting appearing in this Annual Report on Form 40-F of Royal Bank of Canada for the year ended October 31, 2008.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

December 5, 2008